As filed with the Securities and Exchange Commission on April 27, 2006

                                                 Registration No. 333-__________

--------------------------------------------------------------------------------

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                ----------------

                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                     PEAPACK-GLADSTONE FINANCIAL CORPORATION
             (Exact Name of Registrant as Specified in Its Charter)

          New Jersey                                            22-3537895
(State or Other Jurisdiction of                             (I.R.S. Employer
Incorporation or Organization)                               Identification No.)

                               158 Route 206 North
                           Gladstone, New Jersey 07934
          (Address, including Zip Code, of Principal Executive Offices)

                     PEAPACK-GLADSTONE FINANCIAL CORPORATION
                       2006 LONG-TERM STOCK INCENTIVE PLAN
                            (Full Title of the Plan)

              Frank A. Kissel, Chairman and Chief Executive Officer
                     Peapack-Gladstone Financial Corporation
                               158 Route 206 North
                           Gladstone, New Jersey 07934
                                 (908) 234-0700
            (Name, Address, including Zip Code, and Telephone Number,
                   including Area Code, of Agent For Service)

                                     -------
                                 With a Copy to:
                              Ronald H. Janis, Esq.
                                Pitney Hardin LLP
                                  P.O. Box 1945
                          Morristown, New Jersey 07962
                                 (973) 966-8263

                         CALCULATION OF REGISTRATION FEE

====================================================================================================
   Title of Each Class           Amount      Proposed Maximum   Proposed Maximum
    Of Securities To              to be       Offering Price        Aggregate          Amount of
      Be Registered          Registered (1)    Per Share (2)   Offering Price (2)  Registration Fee
----------------------------------------------------------------------------------------------------
Common Stock, no par value   400,000 shares       $25.56           $10,224,000          $1,094
----------------------------------------------------------------------------------------------------

(1) This Registration Statement also covers an indeterminate number of shares of Common Stock that may be issued pursuant to anti-dilution provisions contained in the 2006 Long-Term Stock Incentive Plan.

(2) Estimated solely for purpose of calculating the registration fee. Such estimate has been computed in accordance with Rule 4557(c) and Rule 457(h)(1) based upon the last sale price of the Common Stock on the American Stock Exchange on April 24, 2006, as reported in The Wall Street Journal.

                                     PART I
             INFORMATION REQUIREMENT IN THE SECTION 10(a) PROSPECTUS

ITEM 1.     Plan Information
            ----------------

            Not filed with this Registration Statement.

ITEM 2.     Registrant Information and Employee Plan Annual Information

            Not filed with this Registration Statement.



                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.     Incorporation of Documents by Reference

            The  following  documents  filed  by   Peapack-Gladstone   Financial
Corporation (the "Company") with the Securities and Exchange Commission (the "Commission") are incorporated by reference in this Registration Statement:

            1. The Company's Annual Report on Form 10-K for the year ended December 31, 2005.

            2. All other reports filed by the Company pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 since December 31, 2005.

            3. The description of the Company's Common Stock contained in the Registration Statement on Form 8-A filed by the Company pursuant to Section 12(b) or 12(g) of the Securities Exchange Act of 1934, and all subsequent amendments and reports that are filed updating that description.

            In addition, all documents filed by the Company pursuant to Section 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated herein by reference and shall be deemed a part hereof from the date of filing of such documents.

            Any statement contained in a document to be incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.     Description of Securities
            -------------------------

            Not applicable.

ITEM 5.     Interests of Named Experts and Counsel
            --------------------------------------

            Certain legal matters relating to the issuance of the shares of the Company's Common Stock offered hereby have been passed upon by Pitney Hardin LLP, counsel to the Company. Partners and other attorneys involved in the preparation of this Registration Statement in the law firm of Pitney Hardin LLP beneficially own 400 shares of the Company's Common Stock as of April 27, 2006.

ITEM 6.     Indemnification of Directors and Officers
            -----------------------------------------

            (a) Limitation of Liability of Directors and Officers. Article VI of the Company's Certificate of Incorporation includes limitations on the liability of officers and directors to the corporation and its shareholders to the fullest extent permitted by New Jersey law. Section 14A:2-7(3) of the New Jersey Business Corporation Act permits a corporation to provide in its certificate of incorporation that a director or officer shall not be personally liable to the corporation or its shareholders for breach of any duty owed to the corporation or its shareholders, except that such provisions shall not relieve a director or officer from liability for any breach of duty based upon an action or omission
(a) in breach of such person's duty of loyalty to the corporation or its shareholders, (b) not in good faith or involving a knowing violation of law or
(c) resulting in receipt by such person of any improper personal benefit.

            (b) Indemnification of Directors, Officers, Employees and Agents. Under Article VI of its Certificate of Incorporation, the Company must, to the fullest extent permitted by law, indemnify its directors, officers, employees and agents. Section 14A:3-5 of the New Jersey Business Corporation Act provides that a corporation may indemnify its directors, officers, employees and agents against judgments, fines, penalties, amounts paid in settlement and expenses, including attorneys' fees, resulting from various types of legal actions or proceedings if the actions of the party being indemnified meet the standards of conduct specified therein. Determinations concerning whether or not the applicable standard of conduct has been met can be made by (a) a disinterested majority of the Board of Directors, (b) independent legal counsel, or (c) an affirmative vote of a majority of shares held by the shareholders. No indemnification is permitted to be made to or on behalf of a corporate director, officer, employee or agent if a judgment or other final adjudication adverse to such person establishes that his acts or omissions (a) were in breach of his duty of loyalty to the corporation or its shareholders, (b) were not in good faith or involved a knowing violation of law or (c) resulted in receipt by such person of an improper personal benefit.

            (c) Insurance. The Company maintains insurance policies insuring the Company's directors and officers against liability for wrongful acts or omissions arising out of their positions as directors and officers, subject to certain limitations.

ITEM 7.     Exemption from Registration Claimed
            -----------------------------------

            Not applicable.

ITEM 8.     Exhibits
            --------

            5 Opinion Letter of Pitney Hardin LLP regarding legality of securities

            23.1  Consent of KPMG LLP

            23.2 Consent of Pitney Hardin LLP (contained in the opinion letter included as Exhibit 5)

            24    Power  of  Attorney  for  Directors  and  Executive   Officers
                  (included  on  the   signature   page  of  this   Registration
                  Statement)

ITEM 9.     Undertakings
            ------------

      1. The undersigned registrant hereby undertakes:

            (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

            (b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      2. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      3. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                    SIGNATURE

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Borough of Gladstone, State of New Jersey, on April 27, 2006.

                                        PEAPACK-GLADSTONE FINANCIAL CORPORATION


                                        By: /s/ Frank A. Kissel
                                           --------------------
                                            Frank A. Kissel
                                            Chairman and Chief Executive Officer

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Frank A. Kissel and Arthur F. Birmingham, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agents full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or their or his or her substitute or substitutes lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


        Signature                                 Title                             Date
        ---------                                 -----                             ----

/s/ Frank A. Kissel                 Chairman, Chief Executive Officer
-------------------------                      and Director                     April 27, 2006
Frank A. Kissel                       (Principal Executive Officer)

                                    Executive Vice President and Chief
/s/ Arthur F. Birmingham                    Financial Officer                   April 27, 2006
-------------------------            (Principal Financial Officer and
Arthur F. Birmingham                  Principal Accounting Officer)

/s/ Anthony J. Consi, II                         Director                       April 27, 2006
-------------------------
Anthony J. Consi, II



        Signature                                 Title                             Date
        ---------                                 -----                             ----
/s/ Pamela Hill                                  Director                       April 27, 2006
-------------------------
Pamela Hill

/s/ John D. Kissel                               Director                       April 27, 2006
-------------------------
John D. Kissel

/s/ James R. Lamb                                Director                       April 27, 2006
-------------------------
James R. Lamb

/s/ Edward A. Merton                             Director                       April 27, 2006
-------------------------
Edward A. Merton

/s/ F. Duffield Meyercord                        Director                       April 27, 2006
-------------------------
F. Duffield Meyercord

/s/ John R. Mulcahy                              Director                       April 27, 2006
-------------------------
John R. Mulcahy

                                    President, Chief Operating Officer
/s/  Robert M. Rogers                          and Director                     April 27, 2006
-------------------------
Robert M. Rogers

/s/ Philip W. Smith, III                         Director                       April 27, 2006
-------------------------
Philip W. Smith, III

/s/ Craig C. Spengeman                           Director                       April 27, 2006
-------------------------
Craig C. Spengeman

/s/ Jack D. Stine                                Director                       April 27, 2006
-------------------------
Jack D. Stine


                                INDEX TO EXHIBITS

    5       Opinion Letter of Pitney Hardin LLP regarding legality of securities

    23.1    Consent of KPMG LLP

    23.2    Consent of Pitney Hardin LLP
            (contained in the opinion letter included as Exhibit 5)

    24 Power of Attorney for Directors and Executive Officers (included on the signature page of this Registration Statement)